Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:
Ryan Leverenz
Lew Leverenz Associates
(415) 999-1418
ryan.leverenz@gmail.com

Investor Contact:
Rick Anguilla
Guidance Counsel
(503) 820-3565
ir@naturallyadvanced.com

Naturally Advanced Technologies Signs Ten-Year CRAiLAR
Fiber Purchasing Agreement With Hanesbrands Inc.

Portland, Ore. (March 17, 2011) - Naturally Advanced Technologies Inc. (NAT, OTCBB: NADVF, TSXV: NAT) has agreed to a ten-year CRAiLAR® fiber supply agreement with Hanesbrands Inc. that will commercialize NATʼs proprietary fibers. Terms of the agreement were undisclosed. This represents NAT's initial commercialization agreement for CRAiLAR and establishes the foundation for continued adoption of its proprietary flax-based fiber.

The all-natural CRAiLAR process is the first to remove the binding agents from flax that contribute to its stiff texture by bathing it in a proprietary enzyme wash. The result is a textile fiber that merges the strength and durability of flax with the most desirable attributes of cotton. Yarns made from CRAiLAR fibers can be used in knit, woven or non-woven fabrics alone, or blended with other natural fibers used to manufacture apparel products similar to those marketed by Hanesbrands, a leading basic apparel company based in Winston-Salem, N.C.

"This agreement is a strong validation of our CRAiLAR technology and a demonstration of its ability to perform within the Hanesbrands family," said Ken Barker, CEO of NAT. "The Company has been working toward this agreement since the collaborative partnership with Hanesbrands began in August 2009, and we expect to begin shipping to our full existing capacity beginning next month. Hanesbrands has been an invaluable partner to our proof of concept and we look forward to expanding our relationship with them and others as we move forward."

CRAiLAR Flax is soft like cotton, has a similar color, possesses similar performance traits and is comfortable to wear year-round. CRAiLAR Flax and cotton look the same, fit the same and wash the same. Yet CRAiLAR Flax fibers shrink less than cotton fibers, wick moisture better, and have increased dye uptake, meaning they require fewer chemicals to achieve the same depth of color.

The agreement is the culmination of a multiphase joint development agreement announced in August 2009 with the intent to commercialize CRAiLAR. Hanesbrands made its first purchase of 10,000 lbs of CRAiLAR in the first quarter of 2010 and, after successful spinning trials, announced a final evaluation phase in Q2 2010. In December 2010, the companies announced additional product testing that called for Hanesbrands to purchase up to $375,000 of CRAiLAR Flax fiber between December 1, 2010 and early 2011.

Agricultural Research Partnership

In January 2011, NAT and Hanesbrands announced a joint research partnership with the U.S. Department of Agriculture's Agricultural Research Service (USDA-ARS) designed to cultivate and evaluate the viability of various flax strains for use in CRAiLAR technology. The project takes place in South Carolina and has an initial term of one year, with a renewal option for two additional years.

Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc. is committed to unlocking the potential of renewable and environmentally sustainable biomass resources from hemp and other bast fibers. The Company, through its wholly owned subsidiary, CRAiLAR® Fiber Technologies Inc., is developing proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products, in collaboration with Canada's National Research Council and the Alberta Innovates - Technology Futures (formerly the Alberta Research Council). CRAiLAR technology offers cost-effective and environmentally sustainable processing and production of natural, bast fibers such as hemp and flax, resulting in increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing and adheres to a "triple bottom line" philosophy, respecting the human rights of employees, the environmental impact of the Company's operations and fiscal responsibility to its shareholders. For more information, visit www.naturallyadvanced.com.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer

This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

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